Exhibit 99.1

PRESS RELEASE

Contacts:	For Centuri investors, contact:	For Centuri media information, contact:
	(623) 879-3700	Jennifer Russo
	Investors@Centuri.com	(602) 781-6958
JRusso@Centuri.com
FOR IMMEDIATE RELEASE
May 8, 2024
CENTURI REPORTS FIRST QUARTER RESULTS
PHOENIX, AZ – May 8, 2024 - Centuri Holdings, Inc. (NYSE: CTRI) ("Centuri" or the "Company") today announced results for the first quarter, ended March 31, 2024.

Financial Highlights
•On April 22, 2024, completed an initial public offering ("IPO") of 14.3 million shares of common stock (including the underwriters' full exercise of their over-allotment options) at a price to the public of $21.00 per share. Additionally, completed a concurrent private placement of 2.6 million shares of common stock at a price per share equal to the IPO price.
•Total net proceeds from capital raise transactions after deducting underwriting discounts and commissions and estimated offering expenses were $329.3 million; funds were primarily used to pay down outstanding debt on our credit facility.
•In April 2024, paid $92.0 million to acquire the remaining 10% outstanding noncontrolling interest in Linetec Services, LLC
•Received over $40 million of new awards from existing master service agreements ("MSAs") customers supporting the work to advance critical reliability and integrity spending
•First quarter consolidated revenue of $528.0 million
•First quarter results include net loss attributable to common stock of $(25.1) million, adjusted net loss of $(14.4) million, and adjusted EBITDA of $20.2 million
•First quarter results included $8.3 million of nonrecurring strategic review and severance costs

First quarter 2024 revenue was $528.0 million, compared to $653.3 million in the first quarter of 2023. Revenue was down from the previous year primarily due to unfavorable weather which drove a reduction in volumes under existing customer MSAs, as well as the timing of bid projects, and lower offshore wind and storm restoration services revenue.
Net loss attributable to common stock was $(25.1) million for the first quarter of 2024, which included nonrecurring strategic review costs and severance costs of approximately $8.3 million on a pre-tax basis, compared to $(8.8) million in the prior year period. Adjusted net loss for the first quarter of 2024 was $(14.4) million, compared to $(1.9) million in the previous year. Current year results were negatively affected due to the aforementioned factors that impacted our revenue. Adjusted EBITDA was $20.2 million in the first quarter of 2024 compared to $49.2 million in the first quarter of 2023.
“Delivering our financial results for the first time as a public company after successfully completing our IPO in April is a major milestone for the Centuri team and a reflection of our team's dedication, commitment and hard work," said Bill Fehrman, President and CEO of Centuri. "Moving past the typical seasonality experienced by our business during the first quarter of the year, we expect to continue to build on our track record of delivering consistent growth by serving our customers across the utility value chain. We are confident in Centuri’s prospects to deliver value for our stockholders as a standalone company."

Centuri Group, Inc. and Subsidiaries Supplemental Segment Data For the Fiscal Three Months Ended March 31, 2024 and April 2, 2023 (In thousands, except percentages) (Unaudited)
Segment Results
Revenue

	Fiscal Three Months Ended				Change
(dollars in thousands)	March 31, 2024		April 2, 2023		$	%
U.S. Gas	$226,578	42.9%	$259,337	39.7%	$(32,759)	(12.6%)
Canadian Gas	34,648	6.6%	39,303	6.0%	(4,655)	(11.8%)
Union Electric	163,851	31.0%	205,669	31.5%	(41,818)	(20.3%)
Non-Union Electric	96,615	18.3%	136,606	20.9%	(39,991)	(29.3%)
Other	6,331	1.2%	12,378	1.9%	(6,047)	(48.9%)
Consolidated revenue, net	$528,023	100.0%	$653,293	100.0%	$(125,270)	(19.2%)

Gross profit

	Fiscal Three Months Ended				Change
(dollars in thousands)	March 31, 2024		April 2, 2023		$	%
U.S. Gas	$(3,976)	(1.8%)	$3,366	1.3%	$(7,342)	(218.1%)
Canadian Gas	5,545	16.0%	4,476	11.4%	1,069	23.9%
Union Electric	11,369	6.9%	15,209	7.4%	(3,840)	(25.2%)
Non-Union Electric	2,800	2.9%	18,487	13.5%	(15,687)	(84.9%)
Other	(2,459)	(38.8%)	411	3.3%	(2,870)	NM
Consolidated gross profit	$13,279	2.5%	$41,949	6.4%	$(28,670)	(68.3%)
NM — Percentage is not meaningful

•Revenue from our U.S. Gas segment totaled $226.6 million, reflecting a decrease of $32.8 million, or 12.6%, compared to the prior year. This decrease was primarily due to unfavorable winter weather which drove a reduction in net volumes under existing customer MSAs and timing of bid projects, as the prior year benefited from the commencement of a large project that has since been completed. As a percentage of revenue, gross profit decreased to (1.8%) in the current period from 1.3% in the prior period. Profitability was negatively affected by lower MSA volumes, unfavorable winter weather and the timing of bid projects.

•Revenue from our Canadian Gas segment totaled $34.6 million, reflecting a decrease of $4.7 million, or 11.8%, compared to the prior year. This decrease was primarily due to a reduction in net volumes under existing MSAs. As a percentage of revenue, gross profit increased to 16.0% in the current period as compared to 11.4% in the prior period primarily due to favorable changes in mix of work.

•Revenue from our Union Electric segment totaled $163.9 million, reflecting a decrease of $41.8 million, or 20.3%, compared to the prior year. This decrease was driven by a decline in offshore wind revenue of $12.6 million due to timing of project completion, as well as unfavorable winter weather conditions that led to a net reduction in volumes under other existing MSAs. Storm restoration services revenue for the Union Electric segment was $7.5 million for the first fiscal three months of 2024 compared to $8.3 million for the same period in 2023. As a percentage of revenue, gross profit decreased to 6.9% in the current period as compared to 7.4% in the prior period primarily due to changes in the mix of work, including less storm restoration services.

•Revenue from our Non-Union Electric segment totaled $96.6 million, reflecting a decrease of $40.0 million, or 29.3%, compared to the prior year. This decrease was primarily driven by a $20.4 million reduction in revenue from storm restoration services ($1.8 million for the first quarter of 2024 compared to $22.2 million for the same period in 2023), as well as a decrease in volumes under existing MSAs. As a percentage of revenue, gross profit decreased to 2.9% in the current period, compared to 13.5% in the prior period. Profitability was negatively affected by unfavorable changes in mix of work, including a reduction in storm restoration services revenue, which typically generates a higher profit margin than core infrastructure services, and lower MSA volumes.

Conference Call Information
Centuri expects to hold its inaugural earnings conference call concurrent with the planned release of its second quarter 2024 financial results in August 2024. Additional information will be released closer to that time.

About Centuri
Centuri Holdings, Inc. was formed for the purpose of completing an IPO and other related transactions in order to carry on the business of Centuri Group, Inc., its predecessor for financial reporting purposes. Centuri Group, Inc. is a strategic utility infrastructure services company that partners with regulated utilities to build and maintain the energy network that powers millions of homes and businesses across the United States and Canada.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can often be identified by the use of words such as “will,” “predict,” “continue,” “forecast,” “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “may” and “assume,” as well as variations of such words and similar expressions referring to the future. The specific forward-looking statements made herein include (without limitation) statements regarding our confidence in our prospects to deliver value for our stockholders as an independent standalone company; our expectation to continue to build on our track record of delivering consistent growth by serving our customers across the utility value chain; our estimation of offering expenses, which impact the net proceeds from our IPO; and our expectation to hold our first earnings conference call when announcing our results for the second quarter of 2024. A number of important factors affecting the business and financial results of Centuri could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, capital market risks and the impact of general economic or industry conditions. Factors that could cause actual results to differ also include (without limitation) those discussed in Centuri’s filings filed from time to time with the SEC. The statements in this press release are made as of the date of this press release, even if subsequently made available by Centuri on its website or otherwise. Centuri does not assume any obligation to update the forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise.

Non-GAAP Measures
We prepare and present our financial statements in accordance with GAAP. However, management believes that EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Net Loss, all of which are measures not presented in accordance with GAAP, provide investors with additional useful information in evaluating our performance. We use these non-GAAP measures internally to evaluate performance and to make financial, investment and operational decisions. We believe that presentation of these non-GAAP measures provides investors with greater transparency with respect to our results of operations and that these measures are useful for period-to-period comparisons of results. Management also believes that providing these non-GAAP measures helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such matters.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for (i) non-cash stock-based compensation expense, (ii) strategic review costs, and (iii) severance costs. Adjusted EBITDA Margin is defined as the percentage derived from dividing Adjusted EBITDA by revenue.

Adjusted Net Loss is defined as net loss adjusted for (i) strategic review costs, (ii) severance costs, (iii) amortization of intangible assets, (iv) non-cash stock-based compensation expense and (v) the income tax impact of adjustments that are subject to tax, which is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.

Using EBITDA as a performance measure has material limitations as compared to net loss, or other financial measures as defined under GAAP, as it excludes certain recurring items, which may be meaningful to investors. EBITDA excludes interest expense net of interest income; however, as we have borrowed money to finance transactions and operations, or invested available cash to generate interest income, interest expense and interest income are elements of our cost structure and can affect our ability to generate revenue and returns for our stockholders. Further, EBITDA excludes depreciation and amortization; however, as we use capital and intangible assets to generate revenues, depreciation and amortization are necessary elements of our costs and ability to generate revenue. Finally, EBITDA excludes income taxes; however, as we are organized as a corporation, the payment of taxes is a necessary element of our operations. As a result of these exclusions from EBITDA, any measure that excludes interest expense net of interest income, depreciation and amortization and income taxes has material limitations as compared to net loss. When using EBITDA as a performance measure, management compensates for these limitations by comparing EBITDA to net loss in each period, to allow for the comparison of the performance of the underlying core operations with the overall performance of the company on a full-cost, after-tax basis.

As to certain of the items related to Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Net Loss: (i) non-cash stock-based compensation expense varies from period to period due to changes in the estimated fair value of performance-based awards, forfeitures and amounts granted; (ii) strategic review costs related to the separation of Centuri are non-recurring; and (iii) severance costs relate to non-recurring restructuring activities. Because EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Net Loss, as defined, exclude some, but not all, items that affect net loss, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net loss, and information reconciling the GAAP and non-GAAP financial measures, are set forth below.

Centuri Group, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
For the Fiscal Three Months Ended
March 31, 2024 and April 2, 2023
(In thousands)
(Unaudited)

	Fiscal Three Months Ended
	March 31, 2024	April 2, 2023
Net loss	$(25,233)	$(7,105)
Interest expense, net	24,099	22,376
Income tax benefit	(20,773)	(4,208)
Depreciation expense	27,651	31,203
Amortization of intangible assets	6,668	6,667
EBITDA	12,412	48,933
Non-cash stock-based compensation	(588)	144
Strategic review costs	3,877	91
Severance costs	4,471	69
Adjusted EBITDA	$20,172	$49,237
Adjusted EBITDA Margin (% of revenue)	3.8%	7.5%

	Fiscal Three Months Ended
	March 31, 2024	April 2, 2023
Net loss	$(25,233)	$(7,105)
Strategic review costs	3,877	91
Severance costs	4,471	69
Amortization of intangible assets	6,668	6,667
Non-cash stock-based compensation	(588)	144
Income tax impact of adjustments(1)	(3,607)	(1,743)
Adjusted net loss	$(14,412)	$(1,877)
(1)Calculated based on a blended statutory tax rate of 25%.

Centuri Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
For the Fiscal Three Months Ended
March 31, 2024 and April 2, 2023
(In thousands, except per share information)
(Unaudited)

	Fiscal Three Months Ended
	March 31, 2024	April 2, 2023
Revenue, net	$504,745	$624,489
Revenue, related party	23,278	28,804
Total revenue	528,023	653,293
Cost of revenue (including depreciation)	492,853	584,115
Cost of revenue, related party (including depreciation)	21,891	27,229
Total cost of revenue	514,744	611,344
Gross profit	13,279	41,949
Selling, general and administrative expenses	28,550	23,539
Amortization of intangible assets	6,668	6,667
Operating (loss) income	(21,939)	11,743
Interest expense, net	24,099	22,376
Other (income) expense, net	(32)	680
Loss before income tax benefit	(46,006)	(11,313)
Income tax benefit	(20,773)	(4,208)
Net loss	(25,233)	(7,105)
Net (loss) income attributable to noncontrolling interests	(175)	1,739
Net loss attributable to common stock	$(25,058)	$(8,844)

Loss per share attributable to common stock:
Basic	$(242,060)	$(85,433)
Diluted	$(242,060)	$(85,433)
Shares used in computing earnings per share:
Weighted average basic shares outstanding	0.1	0.1
Weighted average diluted shares outstanding	0.1	0.1

Centuri Group, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$18,405	$33,407
Accounts receivable, net	279,406	335,196
Accounts receivable, related party, net	8,409	12,258
Contract assets	254,369	266,600
Contract assets, related party	3,461	3,208
Prepaid expenses and other current assets	48,951	32,258
Total current assets	613,001	682,927
Property and equipment, net	537,682	545,442
Intangible assets, net	361,911	369,048
Goodwill, net	373,646	375,892
Right-of-use assets under finance leases	41,089	43,525
Right-of-use assets under operating leases	117,827	118,448
Other assets	74,150	54,626
Total assets	$2,119,306	$2,189,908
LIABILITIES, TEMPORARY EQUITY AND EQUITY
Current liabilities:
Current portion of long-term debt	$42,770	$42,552
Current portion of finance lease liabilities	11,092	11,370
Current portion of operating lease liabilities	19,940	19,363
Accounts payable	114,613	116,583
Accrued expenses and other current liabilities	238,134	187,050
Contract liabilities	13,648	43,694
Total current liabilities	440,197	420,612
Long-term debt, net of current portion	1,021,318	1,031,174
Line of credit	125,229	77,121
Finance lease liabilities, net of current portion	21,670	24,334
Operating lease liabilities, net of current portion	104,110	105,215
Deferred income taxes	134,939	135,123
Other long-term liabilities	69,564	71,076
Total liabilities	1,917,027	1,864,655
Temporary equity:
Redeemable noncontrolling interests	4,511	99,262
Equity:
Common stock, $0.01 par value, 1,000 shares authorized, and 103.52 shares issued and outstanding	—	—
Additional paid-in capital	373,351	374,124
Accumulated other comprehensive loss	(6,568)	(4,025)
Accumulated deficit	(169,015)	(144,108)
Total equity	197,768	225,991
Total liabilities, temporary equity and equity	$2,119,306	$2,189,908

Centuri Group, Inc. and Subsidiaries Condensed Statements of Cash Flows For the Fiscal Three Months Ended March 31, 2024 and April 2, 2023 (In thousands) (Unaudited)

	Fiscal Three Months Ended
	March 31, 2024	April 2, 2023
Cash flows from operating activities:
Net loss	$(25,233)	$(7,105)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	27,651	31,203
Amortization of intangible assets	6,668	6,667
Amortization of debt issuance costs	1,318	1,260
Non-cash stock-based compensation expense	(588)	144
Gain on sale of equipment	(944)	(661)
Amortization of right-of-use assets	5,100	3,712
Deferred income taxes	(1,600)	(5,267)
Changes in assets and liabilities, net of non-cash transactions	(34,585)	21,925
Net cash (used in) provided by operating activities	(22,213)	51,878
Cash flows from investing activities:
Capital expenditures	(30,499)	(23,237)
Proceeds from sale of property and equipment	1,624	2,666
Net cash used in investing activities	(28,875)	(20,571)
Cash flows from financing activities:
Proceeds from line of credit borrowings	55,896	8,137
Payment of line of credit borrowings	(5,931)	(71,017)
Principal payments on long-term debt	(10,557)	(13,207)
Principal payments on finance lease liabilities	(2,914)	(3,056)
Redemption of redeemable noncontrolling interest	(37)	—
Other	(173)	(213)
Net cash provided by (used in) financing activities	36,284	(79,356)
Effects of foreign exchange translation	(198)	104
Net decrease in cash and cash equivalents	(15,002)	(47,945)
Cash and cash equivalents, beginning of period	33,407	63,966
Cash and cash equivalents, end of period	$18,405	$16,021